UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2024

SIGNING DAY SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41863	87-2792157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8355 East Hartford Rd., Suite 100, Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 220-6814

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SGN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Signing Day Sports, Inc., a Delaware corporation (the “Company”), on May 17, 2024, as amended on May 21, 2024, under a Securities Purchase Agreement, dated as of May 16, 2024, between the Company and FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), the Company issued FirstFire a Common Stock Purchase Warrant, dated May 16, 2024 (the “May 2024 FirstFire Warrant”), which may be exercised to purchase of up to 1,375,000 shares of the Company’s common stock, par value $0.0001 per share (“common stock”), subject to the terms and conditions of the May 2024 FirstFire Warrant. As previously reported in a Current Report on Form 8-K filed with the SEC by the Company on June 20, 2024, under a Securities Purchase Agreement, dated as of June 18, 2024, between the Company and FirstFire, the Company issued a Common Stock Purchase Warrant, dated June 18, 2024, which may be exercised to purchase of up to 662,036 shares of common stock (together with the May 2024 FirstFire Warrant, the “FirstFire Warrants”).

As previously reported in a Current Report on Form 8-K filed with the SEC by the Company on September 27, 2024, the Company delivered a letter (the “First Reduced Exercise Price Offer”) to FirstFire containing an offer to voluntarily temporarily reduce the exercise price under the FirstFire Warrants from the current applicable exercise price of $0.30 per share to $0.25 per share (the “Reduced Exercise Price”). On the same date, FirstFire accepted and executed the First Reduced Exercise Price Offer. The First Reduced Exercise Price Offer expired on October 14, 2024, without exercise of the FirstFire Warrants.

On October 15, 2024, the Company delivered a letter (the “Second Reduced Exercise Price Offer”) to FirstFire containing a new offer to voluntarily temporarily reduce the exercise price under the FirstFire Warrants from the current applicable exercise price of $0.30 per share to the Reduced Exercise Price. On the same date, FirstFire accepted and executed the Second Reduced Exercise Price Offer. The Second Reduced Exercise Price Offer is subject to certain terms and conditions, including the following: (i) The FirstFire Warrants may only be exercised at the Reduced Exercise Price on or prior to November 8, 2024; (ii) no adjustment to the number of shares issuable upon exercise of the FirstFirst Warrants will occur as a result of the Second Reduced Exercise Price Offer or any exercise of the FirstFire Warrants according to its terms; (iii) the Second Reduced Exercise Price Offer will have no effect on the terms and conditions of the Redemption Agreement, dated as of August 12, 2024, between the Company and FirstFire (the “Redemption Agreement”), such that any exercise of the FirstFire Warrants at the Reduced Exercise Price will reduce the Redemption Price (as defined by the Redemption Agreement) for the remaining unexercised portion of the FirstFire Warrants by the same amount as would apply to an exercise of the FirstFire Warrants at the initial exercise price of $0.30 per share; and (iv) the Second Reduced Exercise Price Offer was conditioned on its approval by the board of directors of the Company. In addition, under the terms of the Second Reduced Exercise Price Offer, any attempt to exercise the FirstFire Warrants by cashless exercise at the Reduced Exercise Price will be null and void.

The Second Reduced Exercise Price Offer is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description above is qualified in its entirety by reference to the full text of such exhibit.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The offer of securities to FirstFire pursuant to the Second Reduced Exercise Price Offer and sale of restricted common stock pursuant to the exercise of the FirstFire Warrants in accordance with the terms of the Second Reduced Exercise Price Offer is being conducted as a private placement pursuant to and in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated thereunder for transactions not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer of Voluntary Temporary Reduction of Warrants Exercise Price, dated as of October 15, 2024, of Signing Day Sports, Inc. to FirstFire Global Opportunities Fund, LLC
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2024	Signing Day Sports, Inc.

/s/ Daniel Nelson
	Name:	Daniel Nelson
	Title:	Chief Executive Officer

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